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                                                  Exhibit 10.5

                                 AMENDMENT NO. 1
                                       TO
                                   VANS, INC.
                          2000 LONG-TERM INCENTIVE PLAN


     The Vans, Inc. 2000 Long-Term Incentive Plan (the "Plan") is hereby amended as follows:

     1. Section 10.3 of the Plan is hereby amended to delete the words "...such factors and such circumstances as the Plan Administrator may determine, in its sole discretion, including but not limited to, ..." in the sixth, seventh and eighth lines thereof.

     2. Section 11.3 of the Plan is hereby amended to delete the word "and" in the fourth line thereof and insert the following after the word "Date" in the fifth line thereof:

          "; (iv) notwithstanding anything else in this Plan to the contrary, repricing any previously awarded Stock Options by lowering the exercise price thereof or canceling such Stock Options and subsequently replacing them, or re-granting such Stock Options with lower exercise prices; (v) notwithstanding anything else in this Plan to the contrary, granting Restricted Stock awards for more than an aggregate of 200,000 shares; (vi) notwithstanding anything else in this Plan to the contrary, granting discounted Nonqualified Stock Options for more than an aggregate of 200,000 shares; and (vii) increasing the Plan benefits provided hereunder for Eligible Recipients."

     Except as provided herein, the Plan shall be unmodified and remain in full force and effect.




Dated:  October 24, 2000